                                      EXHIBIT 41


          (a) Secured Term Note and (b) Pledge Agreement, dated July 9, 1997

                                  SECURED TERM NOTE

$1,100,000.00                                                 New York, New York
                                                                    July 9, 1997


    FOR VALUE RECEIVED, the undersigned, an individual having an address at 233 No. Garrard Drive, Rantoul, IL 61866, hereby promises to pay on July 9, 1998 to the order of NATIONAL WIRELESS HOLDINGS INC., ("Lender") at its offices located at 249 Royal Palm Way, Suite 301, Palm Beach, Florida 33480 or at such other place as the Lender may from time to time designate to the undersigned in writing the principal sum of ONE MILLION ONE HUNDRED THOUSAND and 00/100 DOLLARS ($1,100,000.00) or such other amount as may be due and owing from time to time with interest at a rate per annum equal to eight percent (8%). In no event, however, shall interest hereunder be in excess of the maximum interest rate permitted by law.

    A. PREPAYMENT: This Note may be prepaid without premium or penalty, in whole or in part, upon not less than five days prior written notice.

    B. DEFAULT; REMEDY. If any one or more of the following events of default shall occur, that is to say:

         1. default shall be made in the payment of any principal or interest of this Note when the same shall become due and payable whether at maturity, by acceleration, by notice of intention to prepay or otherwise;

         2. any obligation of the undersigned other than its obligations to Lender hereunder becomes or is declared to be due and payable and shall not have been paid within thirty (30) days thereto;

         3. the undersigned shall become unable to pay its debts as they mature, make a general assignment for the benefit of creditors, commence or cause to be commenced a meeting of its creditors or take advantage of any of the insolvency laws, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code
    (i) is filed against the undersigned, or (ii) is filed by the undersigned, or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of the undersigned's assets or affairs, or an order for relief in a case commenced under the Federal Bankruptcy Code is entered;

         4. any judgment or judgments against the undersigned or its property for any amount remains unpaid, undischarged, unsatisfied, unbonded or undismissed for a period of ten (10) days, or a levy, sequestration or attachment against the undersigned or its property for any amount remains unpaid, undischarged, unstayed, unsatisfied or undismissed for a period of ten (10) days;

         5. any guaranty of the obligations of the undersigned to Lender is terminated or breached, or if any guarantor of the obligations of the undersigned to the Lender attempts to terminate, challenge the validity of, or its liability under, any such guaranty or similar agreement, or the undersigned terminates any guaranty which it has given to Lender to secure the indebtedness of any third party; or

         6. any event of default shall occur under any agreement between Lender and the undersigned which is not cured within any applicable grace period.

then this Note (x)(i) upon the occurrence of an event of default pursuant to subsection 3 of this Section (B) shall immediately become due and payable, without notice, together with reasonable attorneys' fee and (ii) upon the occurrence of any other event of default, which is not cured within five (5) days after receipt of written notice of such default, shall at the option of the Lender, immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof, and (y) shall bear interest at a rate of interest per annum equal to fifteen percent (15%).

    C. GOVERNING LAW. This Note is being delivered in the State of New York, and shall be construed and enforced in accordance with the laws of such State. Any judicial proceeding by the undersigned against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note, shall be brought only in federal or state court located in the City of New York, State of New York. Any judicial proceeding brought against the undersigned with respect to this Note may be brought in any court of competent jurisdiction in the City of New York, State of New York, United States of America, and, by execution and delivery of this Note, the undersigned accepts, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note or any related agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against the undersigned in the courts of any other jurisdiction. The undersigned waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS.

    D. WAIVER OF JURY TRIAL. THE UNDERSIGNED EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR

CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

    The undersigned expressly waives any presentment, demand, protest, notice of protest, or notice of any kind.





                             __________________________
                             Michael J. Specchio

                                   PLEDGE AGREEMENT


    PLEDGE AGREEMENT dated as of July 9, 1997, made by Michael J. Specchio, ("Pledgor"), to NATIONAL WIRELESS HOLDINGS INC. (the "Pledgee").

                             BACKGROUND TO THE AGREEMENT


    Pledgor executed in favor of Pledgee a $1,100,000 Promissory Note dated as of July 9, 1997, (as amended, modified and supplemented from time to time, the "Note").

    Pledgor is an officer and director of Pledgee.

    In order to induce Pledgee to provide the financial accommodations described in the Note, Pledgor has agreed to pledge and grant a security interest to Pledgee in the Pledged Stock (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and for other good and valuation consideration the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

SECTION 1.  DEFINED TERMS

     Unless otherwise defined herein, terms defined in the Note shall have such defined meanings when used herein.

SECTION 2.  PLEDGE

    Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgee in 100,000 shares of Common Stock, $.01 par value per share (the "Pledged Stock") of the Pledgee, the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

SECTION 3.  INDEBTEDNESS SECURED

     This pledge is made to secure, and the Pledged Stock is security for, the payment of all the obligations or liabilities of Pledgor to Pledgee under the Note (the "Indebtedness").


SECTION 4.  DELIVERY OF PLEDGED STOCK

    All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Pledgor hereby authorizes the Pledgee, as issuer of the Pledged Stock, upon demand by Pledgee to deliver any certificates, instruments or other distributions issued in connection with the Pledged Stock directly to Pledgee, in each case to be held by Pledgee, subject to the terms hereof. Pledgee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Pledged Stock. In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

    Pledgor represents and warrants to Pledgee that:

         (a) Pledgor has the requisite power and authority to enter into this Agreement, to pledge the Pledged Stock for the purposes described herein and to carry out the transactions contemplated by this Agreement;

         (b) The execution, delivery and performance by Pledgor of this Agreement does not and will not result in any violation of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

         (c) This Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms;

         (d) Pledgor is the direct and beneficial owner of each share of the Pledged Stock;

         (e) All of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

         (f) Upon delivery of the Pledged Stock to Pledgee or an agent for Pledgee, this Agreement creates and grants a valid first lien on and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Stock;

         (g) There are no restrictions on transfer of the Pledged Stock contained in the Certificate of Incorporation or by-laws of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

         (h) None of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

         (i) No consent, approval, authorization or other order of any person, firm, corporation or other entity and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the Pledgor either (i) for the pledge of the Pledged Stock pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Stock pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

         (j) No notification of the pledge evidenced hereby to any person, firm, corporation or other entity is required; and

         (k) As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any Pledged Stock and no indebtedness or other security convertible into any Pledged Stock.

    The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

SECTION 6.  COVENANTS

     Pledgor covenants that, until the Indebtedness shall be satisfied in full and the Note is irrevocably terminated:

         (a) Pledgor will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Pledged Stock or any interest therein; nor will Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Stock or the proceeds thereof other than that created hereby;

         (b) Pledgor will, at its expense, defend Pledgee's right, title and security interest in and to the Pledged Stock against the claims of any person, firm, corporation or other entity;

         (c) Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Pledgee upon the occurrence of an Event of Default irrevocable proxies in respect of the Pledged Stock in form satisfactory to Pledgee. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all shares of Pledged Stock then registered in Pledgor's name; and

         (d) Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock of the Issuer; (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares; or
    (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such shares.

SECTION 7.  VOTING RIGHTS AND DIVIDENDS

    In addition to Pledgee's rights and remedies set forth in Section 9 hereof, in case an Event of Default shall have occurred and has been declared by Pledgee, Pledgee shall (i) vote the Pledged Stock, (ii) be entitled to give consents, waivers and ratifications in respect of the Pledged Stock (Pledgor hereby irrevocably constituting and appointing Pledgee, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes) and
(iii) be entitled to collect and receive for its own use cash dividends paid on the Pledged Stock. Pledgor shall not be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of Pledgee, such action would have a material adverse effect on the value of the Pledged Stock or any part thereof; and, PROVIDED, FURTHER, that Pledgor shall give at least five (5) days' written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. All dividends and all other distributions in respect of any of the Pledged Stock, whenever paid or made, shall be delivered to Pledgee to hold as Pledged Stock and shall, if received by the Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to Pledgee as Pledged Stock in the same form as so received (with any necessary indorsement).

SECTION 8.  EVENT OF DEFAULT

     An Event of Default shall be deemed to have occurred and may be declared by Pledgee upon the happening of any of the following events:

         (a)  An Event of Default shall occur under the Note;

         (b) Pledgor shall default in the performance of any of its obligations under any agreement between Pledgor and Pledgee, including, without limitation, this Agreement; and

         (c) Any representation, warranty, statement or covenant made or furnished to Pledgee by or on behalf of Pledgor proves to have been false in any material respect when made or furnished or is breached, violated or not complied with; or

SECTION 9.  REMEDIES

     In case an Event of Default shall have occurred and be declared by Pledgee, Pledgee may:

         (a) Transfer any or all of the Pledged Stock into its name, or into the name of its nominee or nominees;

         (b) Exercise all corporate rights with respect to the Pledged Stock including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege or option pertaining to any of the Pledged Stock, and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

         (c) Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Pledged Stock at the time held by Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Pledgee in its sole discretion may determine, or as may be required by applicable law.

    Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Pledgee may bid for and purchase the whole or any part of the Pledged Stock so sold free from any such right or equity of redemption. All moneys received by Pledgee hereunder whether upon sale of the Pledged Stock or any part thereof or otherwise shall be held by Pledgee and applied by it as provided in Section 11 hereof. No failure or delay on the part of Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Pledgee shall have no duty as to the collection or protection of the Pledged Stock or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 11 hereof. Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York regardless of the jurisdiction in which enforcement hereof is sought.

SECTION 10.  PRIVATE SALE

     Pledgor recognizes that Pledgee shall be unable to effect a public sale of all or part of the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Pledgor agrees that Pledgee has no obligation to register the Pledged Stock for public sale under the Securities Act or to delay sale of any Pledged Stock for the period of time necessary to permit the Pledgee to register the Pledge Stock.

SECTION 11.  PROCEEDS OF SALE

      The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Pledged Stock shall be applied by Pledgee as follows:

         (a) First, to the payment of all costs, expenses and charges of Pledgee, as such, or the reimbursement of Pledgee for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Pledged Stock (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, reasonable attorneys' fees and expenses, court costs, any other expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the rate of 15% per annum from the date of payment.

         (b) Second, to the payment of the Indebtedness, in whole or in part, in such order as Pledgee may elect, whether such Indebtedness is then due or not due.

         (c) Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code.

         (d) Fourth, to the extent of any surplus thereafter remaining, to Pledgor or as a court of competent jurisdiction may direct.

SECTION 12.  INFORMATION

      Pledgor will promptly give or cause to be given written notice to Pledgee of any notices or other documents received by it with respect to Pledged Stock registered in the name of Pledgor.

SECTION 13.  TERMINATION

      This Agreement shall terminate and Pledgor shall be entitled to the return, at Pledgor's expense, of such of the Pledged Stock as has not theretofore been sold or otherwise applied pursuant to this Agreement, together with any moneys at any time held by Pledgee, upon payment in full of the Indebtedness and irrevocable termination of the Note.

SECTION 14.  CONCERNING PLEDGEE

      The recitals of fact herein shall be taken as statements of Pledgor for which Pledgee assumes no responsibility. Pledgee makes no representation to anyone as to the value of the Pledged Stock or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement. Pledgee shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person. The permissive rights of Pledgee hereunder shall not be construed as duties of Pledgee. Pledgee shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Pledged Stock. Pledgee shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

SECTION 15.  NOTICES

      Any notice or request hereunder may be given to Pledgor or to Pledgee at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail, return receipt requested, (c) telex or telegram, subsequently confirmed by registered or certified mail, or (d) fax to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or
(c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by fax to the number set forth below with telephone communication confirming receipt in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

   (A)  If to Pledgee, at:             National Wireless Holdings Inc.
                                       249 Royal Palm Way
                                       Suite 301
                                       Palm Beach, Florida 33480
                                       Attention:  Terrence S. Cassidy
                                       Tel: (407) 832-0981
                                       Fax: (407) 655-0146

        with a copy to:                Hahn & Hessen LLP
                                       350 Fifth Avenue
                                       New York, New York 10118
                                       Attention: James Kardon
                                       Tel:   (212) 736-1000
                                       Fax:  (212) 594-7167

   (B)  If to Pledgor, at:             Michael J. Specchio
                                       233 No. Garrard Drive
                                       Rantoul, IL 61866
                                       Tel:  (217) 893-8730
                                       Fax:  (217) 893-8806


SECTION 16.  GOVERNING LAW.

      This Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

SECTION 17.  WAIVERS.

      (a)  PLEDGOR AND PLEDGEE EACH HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS
TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND PLEDGOR AND PLEDGEE EACH HEREBY AGREE AND CONSENT THAT ANY SUCH ACTIONS OR PROCEEDINGS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     (b) Pledgee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Pledgor, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Indebtedness or increase or decrease the interest rate thereon, and may also make any agreement with any other party to or person liable on any of the Indebtedness, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Pledgee and any such other party or person, or make any election of rights Pledgee may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally without in any way impairing or affecting this Agreement.

    (c) Pledgor waives any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between Pledgee and Pledgor with respect to Pledgor's obligations under this Agreement, or which Pledgor may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Indebtedness), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

    (d) Pledgor further waives presentment to or demand of payment from anyone whomsoever liable upon any of the Indebtedness, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

SECTION 18.  LITIGATION.

      PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST PLEDGEE INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE

BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

SECTION 19.  NO WAIVER; CUMULATIVE REMEDIES.

      No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

SECTION 20.  SEVERABILITY.

      In case any security interest or other right of Pledgee shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement.

SECTION 21.  COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which when taken together shall constitute but one agreement binding on all the parties hereto.

SECTION 22.  MISCELLANEOUS

      Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by Pledgee and Pledgor. The provisions of this Agreement shall be binding upon the successors and assigns of Pledgor. The term "Pledgee", as used herein, shall include any successor or assign of Pledgee at the time entitled to the pledged interest in the Pledged Stock. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

SECTION 23.  CAPTIONS

      The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

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

    IN WITNESS WHEREOF, Pledgor and Pledgee have caused this Agreement to be duly executed as of the ___ day of ____________, 1997.




                             ______________________________
                                  Michael J. Specchio


                             NATIONAL WIRELESS HOLDINGS INC.


                             By:___________________________
                             Its:_________________________





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